THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.


                             ONEITA INDUSTRIES, INC.

                        10% SUBORDINATED PROMISSORY NOTE

                             DUE ____________, 2008(1)


$1,000,000.00                                        _________________, 1998(2)



ONEITA INDUSTRIES,  INC., a Delaware corporation (the "Company"),  the principal office of which is located at 4130 Faber Place, Suite 200, Ashley Corporate Center, Charleston, South Carolina 29405, for value received, hereby promises to pay to Foothill Capital Corporation, having an office at 11111 Santa Monica Boulevard, Los Angeles, California 90025, or its registered assigns (the "Holder"), the principal sum of ONE MILLION DOLLARS ($1,000,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. Interest on the unpaid principal amount hereof shall be payable as herein set forth. Subject to Section 5 hereof, the entire principal amount hereof and any unpaid accrued interest hereon shall be due and payable on the earliest to occur of (i) ____________, 2008(3), (ii) a "Prepayment Event" (as defined below) or (iii) when declared due and payable by the Holder during the continuance of an Event of Default (as defined below). Except as expressly set forth herein, payment for all amounts due hereunder shall be made in lawful money of the United States of America. This Note is issued pursuant to the [Plan of Reorganization of the Company dated ________ and confirmed by the United States Bankruptcy Court for ___________ on _______ (the "Plan")].
-------------------------
1. Insert date 10 years after the Effective Date of the Company's Plan of Reorganization
2.   Insert the Effective Date of the Company's Plan of Reorganization.
3. Insert date 10 years after the Effective Date of the Company's Plan of Reorganization.

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

     "Company" includes any person which shall succeed to or assume the obligations of the Company under this Note.

     "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

     "Cash Pay Interest Event" shall mean the final payment in full of all principal, interest, fees and other amounts due on the Senior Notes.

     "Change of Control" shall mean the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company.

     "Prepayment Event" shall mean the sale of all or substantially all of the assets of the Company or a Change of Control.

     "Senior Notes" shall mean the notes issued under a Senior Secured Note Agreement dated on about the Effective Date of the Plan in the principal amount of $37.5 million.

     "Significant Subsidiary" shall mean any domestic subsidiary of the Company whose assets or annual net income for any calendar year comprises more than [ ]% of the assets or annual net income, respectively, of the Company and all its subsidiaries on a consolidated basis, all as calculated in accordance with generally accepted accounting principles consistently applied.

     2. Interest. (a) The unpaid principal balance of this Note from time to time shall bear interest from the date hereof until paid at a rate equal to ten percent (10%) per annum, such interest to be payable on _______________(4) in each year in the manner set forth in Section 2(b) below. Any accrued but unpaid

-----------------------

4 Interest is to be payable semiannually. Insert the dates which are the first days of the first months to occur 6 and 12 complete months, respectively, after the Effective Date of the Company's Plan of Reorganization. For example, if the Effective Date were October 28, 1998, insert "May 1 and November 1".

interest shall be payable in full upon the date which is the earlier of (i) maturity of this Note and (ii) the occurrence of a Cash Interest Payment Event. In the event that the principal amount of this Note is not paid in full upon maturity, interest shall continue to accrue at the rate provided in the first sentence of this paragraph plus two percent (2%) per annum on the unpaid principal balance of this Note from time to time and, to the extent permitted by law, on any unpaid installment of interest until such balance is paid.

     (b) Payments of interest shall be made in additional notes of like tenor to this Note, issued on the date such payment is due, dated their date of issuance, and in a principal amount equal to the aggregate amount of the interest then payable to the Holder of this Note and any previously issued note of like tenor; provided; however, that current interest shall be paid in cash following the occurrence of the Cash Pay Interest Event. Any such additional notes shall be sent to the Holder on the day of issuance in the manner provided for the giving of notices under this Note.

     3. Payments. If any payment of principal of or interest on this Note becomes due and payable on a day which is not a Business Day (as defined below), the due date thereof shall be automatically extended to the next succeeding day which is a Business Day, and interest shall continue to accrue during any such extension and such additional interest shall also be due and payable on such next succeeding Business Day. "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are required or authorized to close.

     4. Events of Default. Subject to Section 5 below, if any of the events specified in this Section 4 shall occur (each an "Event of Default"), the Holder of this Note may, in the sole discretion of the Holder, after giving effect to any grace period herein provided, by notice to the Company declare the entire principal of and unpaid accrued interest on this Note immediately due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company:

     (a) (i) Default shall occur in the payment of principal of this Note for more than ten (10) days after the date when due; or (ii) default shall occur in the payment, in the manner herein provided, of accrued interest on this Note when due and payable if such default in the payment of accrued interest is not cured by the Company within thirty (30) days after the Holder has given the Company written notice of such default; or

     (b) the Company or any Significant Subsidiary (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent,
(iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or any material part of its assets,
(iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within seventy-five
(75) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law; or

     (c) Any event of default or default shall occur with respect to any Senior Indebtedness (as defined below) an aggregate principal amount exceeding $2,000,000 and such Senior Indebtedness is in fact accelerated in accordance with the provisions of the agreement or instrument pursuant to which such Senior Indebtedness exists; or

     (d) any order, judgment or decree is entered in any proceeding against the Company or any Significant Subsidiary decreeing the dissolution of the Company or such Significant Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

     5. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness, as hereinafter defined.

     5.1. Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of, premium, if any, unpaid accrued interest including post-petition interest (whether or not such interest is an allowable claim in a bankruptcy proceeding) and any other unpaid amounts on or in respect of: (i) all indebtedness of the Company under the Senior Notes, (ii) all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money which is for money borrowed by the Company (whether or not secured), (iii) any refinancings, extensions, or replacements of any of the indebtedness described in clauses (i) through (ii) above and (iv) any indebtedness the terms of which provide that it is senior to this Note.

     5.2.  Insolvency,  Etc.  In the  event  of  any  insolvency  or  bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, commenced after the date hereof, relative to the Company or to its creditors, as such, or to the
Company's property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, commenced after the date hereof, whether or not involving insolvency or bankruptcy, the holders of the Senior Indebtedness shall be entitled to receive payment in full of all principal, premium and interest and any and all other amounts on or in respect of all Senior Indebtedness before the Holder of this Note is entitled to receive any payment on account of principal, premium or interest or any other amount on or in respect of this Note, except that, pursuant to a plan of reorganization reasonably satisfactory to the holders of Senior Indebtedness, the holder of this Note may receive debt securities that are subordinate at least to the same extent as this Note is subordinated to (a) Senior Indebtedness, or (b) securities issued in exchange for Senior Indebtedness.

     5.3. Prior Payment of Senior Indebtedness. The holders of the Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before (i) the Holder of this Note is entitled to receive any payment on account of the principal, premium, interest, fees or any other amount on account of this Note or (ii) any repurchase, redemption or other retirement (whether at the option of the Holder or otherwise) of this Note is made. The Holder of this Note agrees not to seek any remedy allowed at law or at equity to enforce payment of this Note until the holders of the Senior Indebtedness have received payment in full of all such amounts.

     5.4. Default on Senior Indebtedness. In the event that any default or event of default shall occur and be continuing with respect to any Senior Indebtedness permitting the holders or any holder of such Senior Indebtedness, or any portion thereof, to accelerate the maturity thereof, no payment or prepayment of any principal, premium, interest, fees or any other amount on account of this Note and no repurchase, redemption or other retirement (whether at the option of the Holder or otherwise) of this Note shall be made during the continuance of such default or event of default.

     5.5. Turnover. In the event that, notwithstanding the foregoing Sections 5.2, 5.3 or 5.4, any payment or distribution of assets of the Company of any kind or character (whether in cash, property or securities) which is prohibited by any one or more of such paragraphs shall be received by the Holder of this Note before all Senior Indebtedness is paid in full, or provision is made for such payment satisfactory to the holders of the Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of, and shall be promptly paid over or delivered to, the holders of such Senior Indebtedness (or their representative(s)), as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     5.6. No Prejudice. No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of this Note by any act or failure to act on the part of the Company. The provisions of this Section 5 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Holder of this Note on the other hand, and nothing herein shall impair as between the Company and the Holder of this Note the obligation of the Company, which is unconditional and absolute, to pay to the Holder hereof the principal of, premium, if any, and interest on this Note in accordance with its terms, nor shall anything herein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law, subject to the provisions hereof, or pursuant to this Note upon default hereunder, subject to the rights, if any, under this Section 5 of a holder of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Holder of this Note.

     5.7. Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of this Section 5 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 5 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

     5.8. Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Indebtedness in order to implement the foregoing provisions of this Section 5.

     6. Prepayment. Subject to any restrictions in any instrument under which any Senior Indebtedness is outstanding, the Company may at its option prepay this Note, in whole or in part, together with the payment of any accrued and unpaid interest on the amount prepaid, without premium or penalty.

     7. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, return receipt requested, or overnight courier, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when delivered in the manner set forth above and shall be deemed to have been received when delivered. Copies of all notices to the Company shall be given to:

                    Mr. William Boyd
                    Oneita Industries, Inc.
                    4130 Faber Place Drive
                    Suite 200
                    Charleston, S.C. 29405
     and copies of all notices to Foothill Capital Corp. shall be given to:


               ------------------------------
               ------------------------------
               ------------------------------
               ------------------------------

     8. Collection. If the Holder shall institute any action to enforce collection of this Note, and shall be successful in such litigation, there shall become due and payable from the Company, in addition to the unpaid principal of and interest on this Note, all reasonable costs and expenses of that action (including reasonable attorneys' fees) and the Holder shall be entitled to judgment for all such additional amounts.

     9. No Waiver; Amendment. This Note may not be amended, modified or discharged, nor may any provision hereof be waived, orally, by course of dealing or otherwise, unless such amendment, modification, discharge or waiver shall be in writing and duly executed by the Holder. The non-exercise by the Holder or by the holder(s) of the Senior Indebtedness of any right or remedy in any particular instance shall not constitute a waiver thereof in that or any other instance.

     10. Usury. It is the intent of the Company and the Holder to contract in accordance with any and all applicable usury laws. If any obligation hereunder shall exceed any applicable usury limit, then the obligation shall automatically be reduced to such limit, and any amount paid in excess of such limit shall be applied to the payment of principal rather than interest, and any remaining excessive interest shall be refunded to the Company, which refund the Company agrees to accept.

     11. Binding Effect; Assignment. This Note shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Holder and its successors, and assigns. The Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected or bound by any notice to the contrary. By its acceptance of this Note, the Holder hereof agrees to the terms and conditions of this Note, including the subordination provisions set forth in Section 5 for the benefit of the holders of the Senior Indebtedness.

     12. Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     13. Governing Law. This Note is executed and delivered in, and shall be construed and enforced in accordance with and governed by the laws of, the State of New York, without giving effect to the conflict of laws principles thereof.

     14. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the date first set forth above.



                                        ONEITA INDUSTRIES, INC.



                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:

     ACCEPTED:

     FOOTHILL CAPITAL CORP.



     By:
        ----------------------------------------
          Name:
          Title: